Exhibit 10.11

STDA SIDE AGREEMENT
This STDA Side Agreement (this “Side Agreement”), entered into and effective as of July 31, 2019 (the “Side Agreement Effective Date”), is made by and among General Electric Company, a New York corporation (“GE”), acting through its GE Aviation business unit and the legal entities operating on its behalf (“GE Aviation”), Baker Hughes, a GE company, LLC, a Delaware limited liability company (“BHGE”), and General Electric Company, a New York corporation, acting through its GE Power business unit and the legal entities operating on its behalf (“GE Power”). GE Aviation, BHGE, and GE Power may be referred to individually herein as a “Party” and, collectively as the “Parties”.

A.
GE Power and BHGE agreed to form an aero-derivative joint venture (“ADGTJV”) pursuant to that certain Transaction Agreement, dated as of February 28, 2019, among BHGE, GE Power, and Aero Products and Services JV, LLC (f/k/a GE Aero Power LLC);

B.
BHGE and GE Power desire to engage with GE Aviation in the purchase of LM Products, Spare Parts and Services, as set forth in the Supply and Technology Development Agreement by and among, GE Aviation, GE Power, and BHGE, dated as of November 13, 2018 (as amended, modified or supplemented from time to time in accordance with its terms, the “STDA”);

C.
The Parties anticipate that the JV Effective Date will not have occurred as of the Trigger Date, and therefore GE Aviation and BHGE are entering into the Bridge Supply and Technology Development Agreement (as amended, modified or supplemented from time to time in accordance with its terms, the “Bridge STDA”) simultaneously with this Side Agreement, as required pursuant to Section 9.17 of the STDA;

D.
BHGE, GE Power and GE Aviation have recognized that demand for LM Products, Spare Parts and Services existing in the GE Aviation system as of the Side Agreement Effective Date was created via historical processes that did not involve POs being reviewed and accepted by GE Aviation and therefore, any Pending Demand (as defined below) is not currently valid or binding on GE Aviation;

E.
BHGE, GE Power and GE Aviation have also recognized a need to clarify the terms applicable to New Demand (as defined below) placed by BHGE and GE Power with GE Aviation between the Side Agreement Effective Date and the STDA Effective Date; and

F.
The Parties desire this Side Agreement to amend and supplement the terms of the Bridge STDA and STDA (as applicable) to (i) set forth their agreement as to the terms and conditions of purchase for Pending Demand and New Demand (as defined below); (ii) provide for the assignment of Pending Demand and New Demand from BHGE and GE Power, respectively, to ADGTJV upon the effectiveness of the STDA, (iii) reflect the decision of the parties to remove the G5 Reserve, and (iv) incorporate the other changes set forth in this Side Agreement.

In consideration of the foregoing and the mutual agreements contained herein, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.
Defined Terms. The following capitalized terms used in this Side Agreement shall have the meanings set forth below. Capitalized terms used in this Side Agreement but not otherwise defined herein shall have the meanings assigned to such terms in the Bridge STDA or the STDA (as applicable).

a.	“2019 Delivered Interim Products” shall mean Pending Demand (other than Designated 2019 Product Orders) and New Demand that are delivered on or before December 31, 2019.

b.	“2020 Delivered Interim Products” shall mean Pending Demand and New Demand that are delivered on or after January 1, 2020.

c.	“AR Supply Agreement” shall mean the Amended and Restated Supply Agreement, dated as of November 13, 2018, between GE Aviation and BHGE.

d.
“BHGE New Demand” shall mean the purchase orders issued by BHGE and/or BHGE Affiliates to GE Aviation, or demand placed in the GE Aviation system or otherwise by or on behalf of BHGE and/or BHGE Affiliates, for LM Products, Spare Parts and Services, between the Side Agreement Effective Date and the earlier of the Bridge STDA Effective Date or the STDA Effective Date.

e.	“BHGE Orders” shall mean all Designated 2019 Product Orders, 2019 Delivered Interim Products, and 2020 Delivered Interim Products applicable to BHGE (and/or its Affiliates).

f.	“Bridge STDA Effective Date” shall mean the Trigger Date (as defined in the Bridge STDA).

g.	“Designated 2019 Product Orders” shall mean the Pending Demand set forth in Schedule 1 attached hereto and incorporated herein by this reference, which are scheduled to deliver in 2019.

h.
“LM9000 Core” shall mean all production parts for the LM9000 core engine (i.e. which consists of the combination of the HPC, combustor (CDN), Air collector, HPT modules and related hardware kits), except for the parts provided by or procured by BHGE.

i.
“LM9000 Launch Customer Order” shall mean that certain order placed by BHGE’s Affiliate, Nuovo Pignone, and accepted by GE Aviation for a total of twenty-two (22) LM9000 engines for BHGE’s launch customer, Novatek for its Arctic LNG 2 project, which is subject to that certain Purchase Order Modification Agreement by and between BHGE and GE Aviation dated as of July 31, 2019 (the “POMA”).

j.
“New Demand” means individually and collectively, (i) the BHGE New Demand; and (ii) all LM Products, Spare Parts and Services ordered by GE Power from GE Aviation between the Side Agreement Effective Date and the STDA Effective Date via purchase order, demand placement in the GE Aviation system or otherwise by or on behalf of GE Power. For the avoidance of doubt, the LM9000 Launch Customer Order is not New Demand.

k.
“Non-Recourse Products” shall mean that the relevant LM Products, Spare Parts and Services are delivered “AS-IS” and without any express or implied warranties, or guarantees of performance, and are not subject to any liquidated damages or other liability of GE Aviation for delays.

l.
“Pending Demand” shall mean demand for LM Products, Spare Parts and Services existing in the GE Aviation system before the Side Agreement Effective Date that was placed with GE Aviation via a historical process that did not involve a PO being reviewed and accepted by GE Aviation.

m.	“STDA Effective Date” shall mean the Effective Date under (and as defined in) the STDA.

2.
LM9000 Launch Customer Order; Pending Demand and New Demand. The Parties acknowledge that the following four (4) distinct categories of demand for LM Products, Spare Parts and Services may exist prior to the Side Agreement Effective Date and be relevant hereafter:

(A) LM9000 Launch Customer Order. The LM9000 Launch Customer Order is governed by and subject to the terms of the POMA. For the avoidance of doubt, the LM9000 Launch Customer Order is (i) for Non-Recourse Products (except for the two (2) STDA Engines (as such term is defined in the POMA)) and (ii) not included as part of the Pending Demand or New Demand.

(B) Designated 2019 Product Orders. All Designated 2019 Product Orders (Schedule 1) are for Non-Recourse Products with pricing to be calculated based on historical practices (i.e., for BHGE, as provided in the AR Supply Agreement) regardless of the actual date of delivery and, subject to the foregoing, are hereby accepted by GE Aviation. Subject to Section 3 below, such Designated 2019 Product Orders shall otherwise be subject, as applicable, to the terms of the Bridge STDA or the STDA (depending on which agreement is in effect at the relevant time) for all purposes notwithstanding anything to the contrary in any purchase order or other agreement (including the AR Supply Agreement) that pertains to such Designated 2019 Product Orders (with the exception of any PO Modification Agreement entered into pursuant to Section 7.01(b)(ii) of the Bridge STDA or Section 7.01(b)(ii) of the STDA which, as expressly set forth therein, shall modify, revise, supplement or supersede the terms of the Bridge STDA or STDA, as applicable). BHGE and GE Aviation agree that the Designated 2019 Product Orders constitute mutually binding commitments as of the Side Agreement Effective Date.
(C) 2019 Delivered Interim Products. All 2019 Delivered Interim Products shall be for Non-Recourse Products with pricing to be calculated based on historical practices (i.e., for BHGE, as provided in the AR Supply Agreement). Subject to Section 3 below, such 2019 Delivered Interim Products shall otherwise be subject, as applicable, to the terms of the Bridge STDA or the STDA (depending on which agreement is in effect at the relevant time) notwithstanding anything to the contrary in any purchase order or other agreement (including the AR Supply Agreement) that could otherwise pertain to such 2019 Delivered Interim Products (with the exception of any PO Modification Agreement entered into pursuant to Section 7.01(b)(ii) of the Bridge STDA or Section 7.01(b)(ii) of the STDA which, as expressly set forth therein, shall modify, revise, supplement or supersede the terms of the Bridge STDA or STDA, as applicable).
(D) 2020 Delivered Interim Products. Subject to Section 3 below, all 2020 Delivered Interim Products shall be subject, as applicable, to the terms and conditions of the Bridge STDA or the STDA (depending on which agreement is in effect at the relevant time) (including Articles 7, 8 and 9) regardless of when such order was placed and notwithstanding anything to the contrary in any purchase order or other agreement (including the AR Supply Agreement) that could otherwise pertain to such 2020 Delivered Interim Products (with the exception of any PO Modification Agreement entered into pursuant to Section 7.01(b)(ii) of the Bridge STDA or Section 7.01(b)(ii) of the STDA which, as expressly set forth therein, shall modify, revise, supplement or supersede the terms of the Bridge STDA or STDA, as applicable). For the avoidance of doubt, the liquidated damages pursuant to Section 7.02(b) of the Bridge STDA or Section 7.02(b) of the STDA, as applicable, shall be applicable notwithstanding anything to the contrary in Section 3.03 of the Bridge STDA or Section 3.03 of the STDA. The Parties agree that the delivery dates listed in Schedule 2 for the 2020 Delivered Interim Products shall be binding.

3.
Governing Terms. For the purposes of the Designated 2019 Product Orders, the 2019 Delivered Interim Products, and the 2020 Delivered Interim Products, the applicable terms governing the relationship between GE Aviation, on the one hand, and BHGE or GE Power (as applicable), on the other hand, shall be as follows:

a.	With respect to BHGE:

i.
commencing on the Side Agreement Effective Date and continuing until the earlier of the Bridge STDA Effective Date or the STDA Effective Date, (a) all BHGE Orders shall be subject to and performed in accordance with the terms of the AR Supply Agreement, except that the terms of Articles 7, 8 and 9 of the Bridge STDA (as though in effect) as well as the terms of this Side Agreement, shall govern, control and take precedence over the terms of the AR Supply Agreement, and (b) for the avoidance of doubt, GE Aviation shall be obligated to accept all BHGE New Demand from BHGE or BHGE Affiliates that complies with the terms of Section 7.01 of the Bridge STDA;

ii.
if the Bridge STDA Effective Date occurs prior to the STDA Effective Date, the Bridge STDA shall apply (in its entirety) with respect to all BHGE Orders and shall be considered fully in effect during the period commencing on the Bridge STDA Effective Date and ending on the STDA Effective Date, at which time the STDA shall apply (in its entirety) to all BHGE Orders and shall be considered fully in effect as of the STDA Effective Date; and

iii.	if the STDA Effective Date occurs prior to the Bridge STDA Effective Date, the STDA shall apply (in its entirety) and shall be considered fully in effect as of the STDA Effective Date.
For clarity, and without limiting Section 3 of this Side Agreement, upon the occurrence of the Bridge STDA Effective Date or the STDA Effective Date (whichever occurs first), all BHGE Orders that have not been delivered shall automatically become subject to the terms and conditions of the Bridge STDA or the STDA (as applicable, depending on which is in effect at the relevant time) (including Articles 7, 8 and 9), regardless of when such order was placed and shall thereafter be treated as POs issued pursuant to the Bridge STDA or STDA (as applicable).

b.
With respect to GE Power: (i) from the Side Agreement Effective Date until the STDA Effective Date, all Designated 2019 Product Orders, 2019 Delivered Interim Products, and 2020 Delivered Interim Products applicable to GE Power shall be subject to and performed in accordance with historical practices; and (ii) subject to Section 5 below, upon the occurrence of the STDA Effective Date, the STDA shall apply.

4.
Cost Baseline Determination. Notwithstanding anything to the contrary in Section 7.03(d)(ii) of the STDA or Section 7.03(d)(ii) of the Bridge STDA, GE Aviation shall not be required to determine the initial Cost Baseline for all existing LM Products promptly after the Trigger Date, but rather shall have until December 31, 2019 to determine such initial Cost Baseline, which initial Cost Baseline shall be effective as of January 1, 2020 and applicable to the LM Products until GE Aviation resets the same in accordance with Section 7.03(d)(iii) of the STDA or Section 7.03(d)(iii) of the Bridge STDA, as applicable.

5.
Assignment of Pending Demand and New Demand to ADGTJV. All Pending Demand (including the Designated 2019 Product Orders) and New Demand that have not been delivered prior to the STDA Effective Date shall be assigned by BHGE and GE Power, as applicable, to ADGTJV, effective as of the STDA Effective Date.

6.
Lump Sum Payments. BHGE and GE Power acknowledge and agree that BHGE shall be responsible for all Lump Sum Payment obligations under the Bridge STDA and ADGTJV shall be responsible for all Lump Sum Payment obligations under the STDA (including all Lump Sum Payment obligations in respect of all Pending Demand and New Demand assigned by BHGE or GE Power, as applicable, to ADGTJV pursuant to Section 5 of this Side Agreement). For avoidance of doubt, this Section 6 is intended only to clarify whether a particular Lump Sum Payment is payable under the Bridge STDA by BHGE or under the STDA by ADGTJV, and this Section 6 shall in no way limit, modify, reduce, or otherwise revise the Lump Sum Payment (including the calculation of the amount thereof) payable to GE Aviation under the Bridge STDA or the STDA.

7.	Termination of LM2500 G5 Payment Reduction. The Parties acknowledge and agree that Section 7.04(c) of the STDA is hereby deleted in its entirety and shall no longer be in force or effect.

8.
Assembly of LM9000 Core. Notwithstanding anything to the contrary in Section 2.03(c) of the STDA or Section 2.03(c) of the Bridge STDA, the Parties agree that GE Aviation’s obligations with respect to the Supply Program for the LM9000 shall include providing and assembling the LM9000 Core (except with respect to the LM9000 Launch Customer Order, for which GE Aviation’s obligations shall include providing and assembling both the LM9000 Core and the booster). GE Aviation’s obligations with respect to the Supply Program for the LM9000 shall not include any final assembly or testing responsibilities with respect to the LM9000 full engine. The four (4) production units referenced in Section 2.03(c) of the STDA and in Section 2.03(c) of the Bridge STDA are included as part of the LM9000 Launch Customer Order. The Parties further agree that, for the avoidance of doubt, GE Aviation shall have the exclusive right to perform all LM9000 Core assembly work for the Supply Program for the LM9000 and that such assembly work is hereby deemed included in the definition of LM Products under the STDA and Bridge STDA for all purposes as of the Side Agreement Effective Date. Notwithstanding anything to the contrary in Section 8.03(a)(iv)(A) of the STDA or Section 8.03(a)(iv)(A) of the Bridge STDA, GE Aviation shall provide a Products Warranty for the LM9000 Core subject to Sections 8.03(iv)(B)-(E) of the STDA and Sections 8.03(iv)(B)-(E) of the Bridge STDA, as applicable, but except with respect to any LM9000 Core that is specifically designated under this Side Agreement or under the POMA as a Non-Recourse Product, in which case such Products Warranty shall not apply.

9.
Bridge STDA PO Implementation Process. BHGE and GE Aviation agree to meet as soon as reasonably possible after the Side Agreement Effective Date to discuss in good faith and agree upon the PO and forecasting processes (including cost estimates until Cost Baselines are established) required for implementation of the Bridge STDA.

10
Miscellaneous. Except as expressly provided in this Side Agreement, all other provisions of the Bridge STDA and STDA shall remain unchanged by this Side Agreement and in full force and effect (in each case to the extent provided therein). In the event of a conflict between the terms of this Side Agreement and the terms of the STDA or Bridge STDA (as applicable), the terms of this Side Agreement shall govern and control. Further, the provisions of Article 9 of the STDA (other than Section 9.17 of the STDA) are incorporated herein by this reference, mutatis mutandis. This Side Agreement, together with the Bridge STDA and STDA, constitutes the entire agreement between the Parties regarding the matters set forth herein and may be amended only by duly executed written agreement, and supersedes all prior agreements, whether written or oral in relation to such matters. This Side Agreement may be executed by the Parties in one or more counterparts, which when executed and delivered to each other Party shall constitute one and the same document and be an original for all purposes.

REMAINDER OF PAGE INTENTIONALLY BLANK

The parties have entered into this Side Agreement on the dates set forth below to be effective as of the Side Agreement Effective Date.

BAKER HUGHES, A GE COMPANY, LLC

By: /s/ Lee Whitley
Print Name: Lee Whitley
Title: Corporate Secretary
Date: July 31, 2019

GENERAL ELECTRIC COMPANY,
acting through its GE Aviation business unit

By: /s/ Jaclyn Welsh
Print Name: Jaclyn Welsh
Title: GM Aeroderivative Engine Operations
Date: July 31, 2019

GENERAL ELECTRIC COMPANY,
acting through its GE Power business unit

By: /s/ Aman Joshi
Print Name: Aman Joshi
Title: Authorized Signatory
Date: July 31, 2019